Exhibit 4.2

                                     FORM OF
              STATUTORY INCENTIVE STOCK OPTION AGREEMENT AND GRANT
                                 PURSUANT TO THE
                  SONIC AUTOMOTIVE, INC. 1997 STOCK OPTION PLAN

         This Statutory Incentive Stock Option Agreement and Grant is entered into as of {Date_Granted} between SONIC AUTOMOTIVE, INC., a Delaware corporation (the "Company"), and {First_Name} {Last_Name} (the "Optionee").

         WHEREAS, the Company and its stockholders have approved the Sonic Automotive, Inc. 1997 Stock Option Plan (the "Plan"), pursuant to which the Company may, from time to time, grant Options (as defined below) to and enter into Statutory Incentive Stock Option Agreements with, eligible employees of the Company or any Subsidiary (as defined below);

         WHEREAS, pursuant to the Plan, the Company has determined to grant to the Optionee an Option to purchase shares of Common Stock (as defined below) of the Company, which Option shall be subject to the terms and conditions of this Statutory Incentive Stock Option Agreement and Grant.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

         1. Definitions. For purposes of this Statutory Incentive Stock Option Agreement and Grant, the following terms shall have the meanings indicated:

                  (a) "Act" shall mean the Securities Act of 1933, as amended.

                  (b) "Board" shall mean the Board of Directors of the Company.

                  (c) "Cause" shall mean any act, action or series of acts or actions or any omission, omissions, or series of omissions which result in, or which have the effect of resulting in, (i) the commission of a crime by the Optionee involving moral turpitude, which crime has a material adverse impact on the Company or any Subsidiary or which is intended to result in the personal enrichment of the Optionee at the expense of the Company or any Subsidiary, (ii) a material violation of the Optionee's responsibilities, (iii) the Optionee's gross negligence or willful misconduct, or (iv) the continuous, willful failure of the Optionee to follow the reasonable directives of the Board.

                  (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, any successor revenue laws of the United States and the rules and regulations promulgated thereunder.

                  (e) "Committee" shall mean the committee of members of the Board that is designated by the Board to administer the Plan. In the event that no such Committee exists or is appointed, "Committee" shall mean the Board.

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                  (f) "Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

                  (g) "Disability" shall mean the inability or failure of a person to perform those duties for the Company or any Subsidiary traditionally assigned to and performed by such person because of the person's then-existing physical or mental condition, impairment or incapacity. The fact of disability shall be determined by the Committee, which may consider such evidence as it considers desirable under the circumstances, the determination of which shall be final and binding upon all parties.

                  (h) "Exercise Date" shall mean the business day, during the Option Period, upon which the Optionee delivers to the Company the written notice and consideration contemplated by Section 5 of the Plan.

                  (i) "Fair Market Value" shall mean the fair market value of the Common Stock determined as provided in the Plan.

                  (j) "Involuntary Termination Without Cause" shall mean either
(i) the dismissal of, or the request for the resignation of, a person, by court order, order of any court-appointed liquidator or trustee of the Company, or the order or request of any creditors' committee of the Company constituted under the federal bankruptcy laws, provided that such order or request contains no specific reference to Cause; or (ii) the dismissal of, or the request for the resignation of, a person, by a duly constituted corporate officer of the Company or any Subsidiary, or by the Board, for any reason other than for Cause.

                  (k) "Option" shall mean the option to purchase shares of Common Stock granted to the Optionee pursuant to this Option Agreement.

                  (l) "Option Agreement" shall mean this Statutory Incentive Stock Option Agreement and Grant between the Company and the Optionee by which the Option is granted to the Optionee pursuant to the Plan.

                  (m) "Option Period" shall mean the period commencing from the date of this Option Agreement and ending at the close of business ten years from the date of this Option Agreement (or five years in the case of a Ten Percent Shareholder) or such earlier date as when this Option Agreement may be terminated by its terms.

                  (n) "Option Shares" shall mean the shares of Common Stock purchased upon exercise of the Option.


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                  (o) "Optionee" shall mean the individual executing this Option
Agreement and, as applicable, the estate, personal representative, or beneficiary to whom this Option may be transferred pursuant to this Option Agreement by will or by the laws of descent and distribution.

                  (p) "Plan" shall mean the Sonic Automotive, Inc. 1997 Stock Option Plan, as amended from time to time.

                  (q) "Retirement" shall mean, with respect to the Optionee, retirement from the Company and its Subsidiaries in accordance with the applicable retirement policy as may be in effect from time to time.

                  (r) "Subsidiary" shall mean any subsidiary corporation of the Company within the meaning of Sections 424(f) and (g) of the Code.

                  (s) "Ten Percent Shareholder" shall mean an individual owning, directly or by attribution as provided in Section 424(d) of the Code, on the date of grant of the Option, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

                  (t) "Termination" shall mean the cessation, for any reason, of the employer-employee relationship between the Optionee and the Company and its Subsidiaries.

                  (u) "Total Option Price" shall mean the consideration payable to the Company by the Optionee upon exercise of the Option.

         2. Grant of Option. Effective upon the date hereof, and subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee the Option to purchase from the Company, at an exercise price of $___________ per share (but not less than 100% of the Fair Market Value per share on the date hereof, or in the case of a Ten Percent Shareholder, not less than 110% of the Fair Market Value per share on the date hereof), up to but not exceeding in the aggregate {M__of_Shares} shares of Common Stock.

         3. Exercise of Option. The Option granted in paragraph 2 above may be exercised as follows:

                  (a) The Option shall become exercisable during the Option Period in three equal annual installments, with the Option becoming exercisable one year from the date hereof with respect to one-third of the total number of shares covered by the Option, and the Option becoming exercisable two years from the date hereof with respect to another one-third of the total number of shares covered by the Option, and the Option becoming exercisable three years from the date hereof with

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respect to the final one-third of the total number of shares covered by the
Option; provided, however, that if the aggregate Fair Market Value of shares of Common Stock (determined based on the per share value at the date of grant) with respect to which this Option (together with all other incentive stock options granted to the Optionee under all stock option plans of the Company, including the Plan) is exercisable for the first time in any calendar year exceeds $100,000 (or such other limit as may be in effect under Section 422(d) of the Code), then the portion of the Option attributable to the shares with an aggregate Fair Market Value in excess of $100,000 (or such other applicable limit) shall not then be exercisable, or, alternatively, the Committee in its sole and absolute discretion may elect to treat such portion as nonstatutory stock options. In the event of the Optionee's Retirement, the Committee in its sole and absolute discretion may accelerate the Exercise Date, which acceleration may, in the sole and absolute discretion of the Committee, be subject to further terms and conditions mandated by the Committee. The Option shall terminate on the expiration of the Option Period, if not earlier terminated.

                  (b) No less than 100 shares of Common Stock may be purchased on any Exercise Date unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable.

                  (c) If at any time and for any reason the Option covers a fraction of a share, then upon exercise of the Option, the Optionee shall receive the Fair Market Value of such fractional share in cash.

                  (d) The Option shall be exercised by the Optionee in accordance with the terms and conditions of Section 5 of the Plan.

                  (e) As soon as administratively practicable after the Exercise Date, subject to the receipt of payment of the Total Option Price and payment of any federal, state or local income tax withholding or other employment tax that may be due upon the issuance of the Option Shares as determined by the Company pursuant to paragraph 6 below, the Company shall issue to the Optionee, and the Optionee shall become the holder of record of, the number of shares with respect to which such Option shall be so exercised.

                  (f) The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution. No assignment or transfer of the Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except as described above, shall vest in the assignee or transferee any interest or right herein whatsoever; but immediately upon any attempt to assign or


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transfer this Option, except as expressly permitted herein, the same shall terminate and be of no force or effect.

                  (g) The Optionee agrees to maintain the status of the entire Option as an "incentive stock option" as defined under Section 422 of the Code. In addition, the Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the Option Shares acquired pursuant to this Option within one year of the date the Optionee exercised the Option with respect to such Option Shares or within two years of the date of grant of the Option. At any time during the one-year and two-year periods set forth above, the Company may place a legend or legends on any certificate(s) representing such Option Shares requesting the transfer agent for the Company's Common Stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Chief Financial Officer of the Company of any such transfer shall continue even if a legend is placed on the applicable share certificate.

         4. Termination. The Option granted hereby shall terminate and be of no force or effect upon and following the earliest to occur of any of the following events:

                  (a) The expiration of the Option Period.

                  (b) The Optionee's Termination for any reason other than the Optionee's death, Disability or Involuntary Termination Without Cause.

                  (c) The expiration of three months after the date of the Optionee's Involuntary Termination Without Cause. During such three-month period, the Optionee shall have the right to exercise the Option hereby granted in accordance with the terms of this Option Agreement, but only to the extent the Option was exercisable on the date of the Optionee's Involuntary Termination Without Cause.

                  (d) The expiration of twelve months after the Optionee's Termination as a result of the Optionee's Disability. During such twelve-month period, the Optionee shall have the right to exercise the Option hereby granted in accordance with the terms of this Option Agreement, but only to the extent the Option was exercisable on the date of the Optionee's Termination.

                  (e) In the event of the Optionee's Termination as a result of the Optionee's death, or in the event of the Optionee's death after Termination described in subparagraph (c) or (d) above but within the three-month or twelve-month period described in subparagraph (c) or (d) above, upon the expiration of twelve months following the Optionee's death. During such extended period, the Option may be exercised by the person or persons to whom the deceased Optionee's rights under the Option Agreement shall pass by will or by the laws of descent and


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distribution, but only to the extent the Option was exercisable on the date of the Optionee's Termination.

                  (f) To the extent set forth in paragraph 7 below, upon the dissolution, liquidation, consolidation or merger of the Company, and to the extent set forth in subparagraph 3(f) above, upon an attempted assignment or transfer of the Option other than as expressly permitted herein.

         Any determination made by the Committee with respect to any matter referred to in this paragraph 4 shall be final and conclusive on all persons affected thereby.

         5. Rights as Stockholder. An Optionee shall have no rights as a stockholder of the Company with respect to any shares of Common Stock underlying the Option until the Optionee shall have become the holder of record of such Common Stock upon payment of the Total Exercise Price in accordance with the terms and provisions hereof. Subject to paragraph 7 below, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date that the Optionee shall have become the holder of record of the shares of Common Stock acquired pursuant to the Option.

         6. Payment of Withholding Taxes. Upon the Optionee's exercise of his or her Option with respect to any of the Option Shares in accordance with the provisions of paragraph 3 above, the Optionee shall pay to the Company, through payroll or other withholding (which withholding the Optionee hereby authorizes) or other means acceptable to the Company, the amount of any federal, state or local income tax withholding or other employment tax obligations that may arise in connection with or be due upon such exercise. The determination of the amount of any such federal, state or local income tax withholding or other employment tax due in such event shall be made by the Company and shall be binding upon the Optionee. If the amount requested is not paid, the Company may refuse to issue the Common Stock. Nothing in this paragraph shall be construed to impose on the Company a duty to withhold where applicable law does not require such withholding.

         7. Recapitalization; Reorganization. The shares underlying this Option are shares of Common Stock as constituted on the date of this Option Agreement, but if, during the Option Period and prior to the delivery by the Company of all of the shares of Common Stock with respect to which this Option is granted, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or some other increase or decrease in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) in the event of any increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to this Option shall be proportionately increased (except that any fraction of a share resulting from any such adjustment shall be excluded from the operation of this Option Agreement), and the exercise price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to this Option shall be proportionately reduced (except that any


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fractional share resulting from any such adjustment shall be excluded from the operation of this Option Agreement), and the exercise price per share shall be proportionately increased.

         In the event of a merger of one or more corporations into the Company with respect to which the Company shall be the surviving or resulting corporation, the Optionee shall, at no additional cost, be entitled upon any exercise of this Option to receive (subject to any required action by shareholders), in lieu of the number of shares as to which this Option shall then be so exercised, the number and class of shares of stock or other securities to which the Optionee would have been entitled pursuant to the terms of the agreement of merger if, immediately prior to such merger, the Optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares as to which such Option shall be so exercised; provided, however, that, anything herein contained to the contrary notwithstanding, upon the occurrence of any event described in Section 5(g) of the Plan, this Option shall be subject to acceleration as provided in such
Section 5(g).

         In the event of a change in the Common Stock as presently constituted, which change is limited to a change of all of the authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

         The existence of this Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, dividends, stock dividends, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         8. No Registration Rights. Anything in this Option Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Option Shares, any law, regulation or requirements of any governmental authority having jurisdiction in the premises shall require either the Company or the Optionee, in the opinion of the Company's counsel, to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken. Nothing in this Option Agreement shall be construed to obligate the Company at any time to file or maintain the effectiveness of a registration statement under the Act, or under the securities laws of any state or other jurisdiction, or to take or cause to be taken any action which may be necessary in order to provide an exemption from the registration requirements of the Act under Rule 144 or any other exemption with respect to the Option Shares or otherwise for resale or other transfer by the Optionee (or by the executor or administrator of such Optionee's estate or a person who acquired the Option or any Option Shares or other rights by bequest, inheritance or otherwise by reason of the death of the Optionee) as a result of the exercise of an Option granted pursuant to this Option Agreement.

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         9. Resolution of Disputes. Any question of interpretation, dispute or disagreement that arises under, or as a result of, or pursuant to, this Option Agreement shall be determined by the Committee in its absolute and uncontrolled discretion, and any such determination or other determination or interpretation by the Committee under or pursuant to this Option Agreement, shall be final, binding and conclusive on all parties affected thereby.

         10. Compliance with the Act. Notwithstanding any provision herein to the contrary or in the Plan, the Company shall be under no obligation to issue any shares of Common Stock to the Optionee upon exercise of the Option granted hereby unless and until the Company has determined that such issuance is either exempt from registration, or is registered, under the Act and is either exempt from registration and qualification, or is registered or qualified, as applicable, under all applicable state securities or "blue sky" laws.

         11. Miscellaneous.

                  (a) Binding on Successors and Representatives. This Option Agreement shall be binding not only upon the parties, but also upon their heirs, executors, administrators, personal representatives, successors and assigns (including any transferee of a party to this Agreement); and the parties agree, for themselves and their successors, assigns (including any transferee of a party to this Agreement) and representatives, to execute any instrument which may be necessary legally to effect the terms and conditions of this Option Agreement.

Entire Agreement. This Option Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the Option and supersedes any previous agreement, whether written or oral, with respect thereto. This Option Agreement has been entered into in compliance with the terms of the Plan; wherever a conflict may arise between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.


Amendment. Neither this Option Agreement nor any of the terms and conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties or their respective successors and assigns.

Construction of Terms. Any reference herein to the singular or plural shall be construed as plural or singular whenever the context requires.

Notices. All notices, requests and amendments under this Option Agreement shall be in writing, and notices shall be deemed to have been given when personally delivered or sent prepaid registered mail:

              if to the Company, at the following address:

                                    Sonic Automotive, Inc.
                                    5401 East Independence Boulevard
                                    P.O. Box 18747
                                    Charlotte, North Carolina  28218
                                    Attention: Chief Financial Officer


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              or at such other address as the Company shall designate by notice.

                               if to the Optionee, to the Optionee's address
                                  appearing in the Company's employment records, or at such other address as the Optionee shall designate by notice.

Governing Law. This Option Agreement shall be governed by, and construed in accordance with, the laws of the State of North Carolina (excluding the principles of conflict of laws thereof).

Severability. The invalidity or unenforceability of any particular provision of this Option Agreement shall not affect the other provisions hereof, and this Option Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

Incentive Stock Option. The Option granted hereunder is intended to be an "incentive stock option" under Section 422 of the Code.

         IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the day and year first written above.



SONIC AUTOMOTIVE, INC.              OPTIONEE:{First_Name}{Last_Name}


By:                                                                      (SEAL)
   -------------------------        -------------------------------------


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